UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 8, 2020

(Date of earliest event reported)

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36642	45-5605880
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 West Ashton Blvd.
Lehi, Utah 84043
(Address of principal executive offices, including zip code)

(877) 404-4129

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	VSLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the closing on October 8, 2020 (the “Closing Date”), of the acquisition of Vivint Solar, Inc., a Delaware corporation (“Vivint Solar”), by Sunrun Inc., a Delaware corporation (“Sunrun”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 6, 2020, by and among Sunrun, Vivint Solar and Viking Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Sunrun (“Merger Sub”), pursuant to which Merger Sub merged with and into Vivint Solar, with Vivint Solar continuing as the surviving corporation (the “Merger”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 8, 2020, Sunrun completed the acquisition of Vivint Solar pursuant to the Merger Agreement, pursuant to which Merger Sub merged with and into Vivint Solar, with Vivint Solar continuing as the surviving corporation. As a result of the Merger, Vivint Solar became a direct wholly owned subsidiary of Sunrun.

Subject to the terms and conditions set forth in the Merger Agreement, each share of Vivint Solar common stock, par value $0.01 per share (“Vivint Solar Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than the shares of Vivint Solar Common Stock owned by Sunrun, Merger Sub, and any other wholly owned subsidiary of Sunrun or Vivint Solar immediately prior the Effective Time, including Vivint Solar Common Stock held in treasury by Vivint Solar, and in each case not held on behalf of third parties) was converted automatically into the right to receive 0.55 shares (the “Exchange Ratio”) of Sunrun common stock, par value $0.0001 per share (“Sunrun Common Stock”), and, if applicable, an amount in cash, without interest, rounded down to the nearest cent, in lieu of any fractional share interest in Sunrun Common Stock to which such holder otherwise would have been entitled.

At the Effective Time, Vivint Solar’s equity awards granted under Vivint Solar’s equity compensation plans outstanding as of the Effective Time were, except as set forth below, converted into a corresponding award with respect to Sunrun Common Stock, with the number of shares underlying such award (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio. Certain options to purchase shares of Vivint Solar Common Stock and restricted stock units outstanding as of the Effective Time and held by non-employee directors or current and former employees of Vivint Solar who will not be employed by Sunrun following the closing of the Merger were cancelled and such holders have the right to receive an amount in cash calculated based on the Exchange Ratio. Each award of “LTIP Credits” pursuant to a Vivint Solar long term incentive pool plan (an “LTIP Award”) that was outstanding as of immediately prior to the Effective Time was canceled and terminated and, as soon as practicable following the Effective Time and Sunrun’s filing of a Form S-8 registration statement registering the remaining share reserves of the Vivint Solar, Inc. 2014 Equity Incentive Plan, each holder of a cancelled LTIP Award will be granted a restricted stock unit award that can be settled in shares of Sunrun Common Stock (a “Replacement RSU Award”), with the number of shares underlying such award (and the applicable exercise price) calculated as if certain performance hurdles were achieved. The Replacement RSU Award will vest in three equal installments, subject to the grantee’s continued provision of services to Sunrun or the Surviving Corporation, through each of 30 days, nine months and 18 months following October 8, 2020.

The issuance of Sunrun Common Stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, pursuant to Amendment No. 1 to Sunrun’s registration statement on Form S-4 (File No. 333-246371) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on September 2, 2020.

The foregoing summary description of the completion of the Merger does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Vivint Solar with the SEC on July 10, 2020 and is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on October 8, 2020, Vivint Solar notified the New York Stock Exchange (the “NYSE”) that the transaction had closed and requested that the NYSE (i) suspend trading of the Vivint Solar Common Stock on the NYSE, (ii) withdraw the Vivint Solar Common Stock from listing on the NYSE and (iii) file with the SEC a notification on Form 25 to delist the Vivint Solar Common Stock from the NYSE and deregister the Vivint Solar Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the Vivint Solar Common Stock will no longer be listed on the NYSE.

Additionally, Vivint Solar intends to file with the SEC a certification and notice on Form 15 under the Exchange Act requesting the deregistration of the Vivint Solar Common Stock under Section 12(g) of the Exchange Act and the suspension of Vivint Solar’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, stockholders of Vivint Solar immediately prior to the completion of the Merger ceased to have any rights as stockholders of Vivint Solar other than the right to receive the merger consideration in accordance with the Merger Agreement. The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

As of the Effective Time, Vivint Solar’s directors ceased serving as directors of Vivint Solar. Pursuant to the Merger Agreement, as of the Effective Time, Lynn Jurich, Tom vonReichbauer and Jeanna Steele, the directors of Merger Sub immediately prior to the Effective Time, became the directors of Vivint Solar as the surviving entity in the Merger.

All of the officers of Vivint Solar ceased serving in their capacity as officers of Vivint Solar, except David Bywater who will remain the Chief Executive Officer of Vivint Solar. David Bywater, Chief Executive Officer of Vivint Solar, has entered into an offer letter with Sunrun that became effective following the consummation of the Merger. A description of his offer letter is set forth in the section entitled “The Merger—Interests of Vivint Solar’s Directors and Executive Officers in the Merger” in the joint proxy statement/prospectus included in the Registration Statement..

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of Vivint Solar, as in effect immediately prior to the Effective Time, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

At the Effective Time, the bylaws of Vivint Solar, as in effect immediately prior to the Effective Time, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 6, 2020, by and among Sunrun Inc., Viking Merger Sub, Inc. and Vivint Solar, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on July 10, 2020, File No. 001-36642)

3.1	Amended and Restated Certificate of Incorporation of Vivint Solar, Inc.

3.2	Bylaws of Vivint Solar, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SOLAR, INC.

/s/ David Bywater
Name:	David Bywater
Title:	Chief Executive Officer

Date: October 8, 2020